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                                                                    Exhibit 21
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                               PGI INCORPORATED
                               ----------------
                                 SUBSIDIARIES
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                                        State of            Relationship
                                        --------            ------------
                                        Incorporation
                                        -------------

Sugarmill Woods, Inc.                   Florida             Wholly owned (1)
Burnt Store Marina, Inc.                Florida             Wholly owned (1)
Punta Gorda Isles Sales, Inc.           Florida             Wholly owned (1)
Burnt Store Utilities, Inc.             Florida             Wholly owned (1)
Gulf Coast Credit Corporation           Florida             Wholly owned (1)

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(1) Included in the Company's consolidated financial statements.